Exhibit 4.2

HEMOSENSE, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

February 7, 2005

HEMOSENSE, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of February 7, 2005, among HemoSense, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A-2 Preferred Stock (the “Series A-2 Investors”) listed on Exhibit A hereto, the holders of the Company’s Series B-2 Preferred Stock (the “Series B-2 Investors”) listed on Exhibit B hereto, the holders of the Company’s Series C-2 Preferred Stock (the “Series C-2 Investors”) listed on Exhibit C hereto, and the purchasers of the Company’s Series C-3 Preferred Stock listed on Exhibit D hereto, including each “Additional Purchaser” as defined in the Series C-3 Preferred Stock Purchase Agreement, of even date herewith, who has executed a counterpart signature page hereto which sets forth such Additional Purchaser’s name and address (the “Series C-3 Investors” and collectively with the Series A-2 Investors, the Series B-2 Investors and the Series C-2 Investors, the “Investors”) and their transferees (as permitted herein).

Recitals

WHEREAS, the Company and certain Investors are parties to that certain Amended and Restated Investor Rights Agreement dated June 10, 2004 (the “Prior Agreement”), pursuant to which the Series A-1 Investors, Series B-1 Investors and Series C-1 Investors (all as defined in the “Prior Agreement”) have certain rights regarding registration of the Company’s securities under the Securities Act of 1933, as amended (“Registration Rights”), certain preemptive rights regarding the Company’s equity offerings (“Preemptive Rights”), certain rights to information (“Information Rights”) and certain voting rights (“Voting Rights”);

WHEREAS, pursuant to Section 6.3 of the Prior Agreement, the holders of a majority of the Registrable Securities (as defined in the Prior Agreement) may consent to an amendment of the Prior Agreement;

WHEREAS, pursuant to Section 2.2 of the Series C-2 Preferred Stock Purchase Agreement (the “Series C-2 Stock Purchase Agreement”) dated June 10, 2004, the Series A-1 Investors, Series B-1 Investors, and Series C-1 Investors elected to exercise their Exchange Right under Section 2.1 of the Series C-2 Stock Purchase Agreement and thereby became holders of Series A-2, Series B-2, and Series C-2;

WHEREAS, the Company and the Series C-3 Investors have entered into a Series C-3 Preferred Stock Purchase Agreement of date even herewith;

WHEREAS, the Company, the Series A-2 Investors, the Series B-2 Investors, and the Series C-2 Investors wish to amend and restate the Prior Agreement to give the Series C-3 Investors the Registration Rights, Preemptive Rights, Information Rights and Voting Rights described in this Amended and Restated Investor Rights Agreement; and

WHEREAS, the holders of a majority of the Registrable Securities have consented to this amendment and restatement of the Prior Agreement;

NOW, THEREFORE, the parties agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. Hereafter, in this Agreement the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, no par value per share.

“Conversion Stock” shall mean the shares of the Company’s common stock issued or issuable pursuant to conversion of the Preferred Stock.

“Exempt Issuances” shall mean (i) the sale or issuance of equity securities in the Company’s Initial Public Offering, (ii) the sale or issuance from and after March 4, 1997 of up to 3,800,000 shares of Common Stock to officers, directors and employees of, and consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Company’s Board of Directors, including upon exercise of options granted pursuant to any such plan or arrangement, (iii) up to 180,000 shares issued upon the exercise of warrants held by Innovative Medical Product Consultants, GmbH as of the date hereof or issuable pursuant to that certain Non-Exclusive Sales Representative and Services Agreement dated November 12, 2002, (iv) the sale or issuance of the Preferred Stock or the issuance of Conversion Stock upon conversion of the Preferred Stock, (v) securities issuable upon exercise of warrants issued in connection with secured debt agreements approved by the Board and (vi) equity securities issued in connection with a stock split, stock dividend or recapitalization of the Company.

“Holder” or “Holders” shall mean any Investor holding Registrable Securities (including Preferred Stock) and any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.11 hereof.

“Initial Public Offering” shall mean a firm underwritten public offering by the Company of its Common Stock, with net proceeds of at least $15,000,000 and with a price per share of at least $7.00, after giving effect to any stock split, stock dividend, stock combination or other recapitalization.

“Initiating Holders” shall mean any Investors, or transferees of Investors under Section 2.11 hereof, who in the aggregate are Holders of greater than 50% of the Registrable Securities.

“Person” shall mean any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” shall mean the Series A-2, Series A-3, Series B-2, Series B-3, Series C-2 and Series C-3 Preferred Stock of the Company.

“Registrable Securities” shall mean (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred Stock; provided, however, that shares of Common Stock or other securities shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated in Section 2.5, incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders, in any registration pursuant to Sections 2.1, 2.2 and 2.3 hereof.

“Restricted Securities” shall mean the securities of the Company not available for sale under Rule 144(k) of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shares” held by any Person shall mean all shares of the Company’s Preferred Stock (calculated on an as-converted basis) and shares of Common Stock held by such Person.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than thirty percent (30%) of the shares of Registrable Securities, or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $250,000, the Company shall:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) Prior to the earlier of (i) six months after the effective date of the registration statement in respect of the initial public offering of the Company’s securities and (ii) October 31, 2005;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company in which each Initiating Holder was entitled to participate to the fullest extent it desired pursuant to Section 2.2 (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(D) If the Company has effected two such registrations pursuant to this subparagraph 2.1(a), and each such registration has been declared or ordered effective;

(E) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, in which case the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed sixty (60) days from the date of receipt of written request from the Initiating Holders, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b) Underwriting. In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.1(b), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of Registrable Securities to be included in the registration and underwriting in accordance with the above provisions, the Company or the underwriters may round the number of shares of Registrable Securities allocated to any Holder to the nearest one hundred (100) shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.2 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of such written notice by the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. In any offering subsequent to the Initial Public Offering, the number of Registrable Securities to be included may not be reduced pursuant to this paragraph to less than 30% of the total number of shares included in the registration statement, and in the Initial Public Offering, Holders may be excluded entirely so long as no other selling stockholders are included in the registration statement. To facilitate the allocation of Registrable Securities to be included in the registration and underwriting in accordance with the above provisions, the Company may round the number of shares of Registrable Securities allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

2.3 Registration on Form S-3.

(a) If any Holder or Holders of at least 20% of the then-outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate offering price to the public of which, net of underwriting discounts and commissions, would exceed $250,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall give prompt written notice of such proposed registration to all Holders and shall use its best efforts to cause the Registrable Securities, and any other Registrable Securities held by others who so notify the Company in writing within twenty (20) days after mailing of such written notice by the Company that they wish to participate, to be registered for the offering on such form and to cause the Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 2.3 in any six (6) month period. The substantive provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months (or, with respect to the Initial Public Offering, six (6) months) immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in which the Holders are able to include Registrable Securities to the fullest extent they desire, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed sixty (60) days from the receipt of the request to file such registration by such Holder, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period.

2.4 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) the rights of such holders to participate in Company offerings are subordinate to the rights of the Holders under Section 2.2 and such holder shall have no right to make a demand registration that could result in such registration statement being declared effective prior to October 31, 2004; or (ii) the Holders of at least 66 2/3% of the total then outstanding Registrable Securities consent to the grant of such registration rights.

2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata, on the basis of the number of shares so registered.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as practicable after filing and remain effective until the earlier of (i) one hundred eighty (180) days from the date of filing and (ii) the date on which the distribution described in the registration statement has been completed; provided, however, that if, in the case of clause (i), the use of the registration statement was suspended under Section 2.6(e), such 180 days shall be extended by the number of days for which the use of the registration statement was suspended;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to comply with the Securities Act and keep the registration statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 180 days after the effective date thereof; provided, however, that in the event the use of the registration statement was suspended under Section 2.6(e), such 180 days shall be extended by the number of days for which the use of the registration statement was suspended;

(d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or blue sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

(e) If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall file an amendment or prospectus supplement as soon as practicable (but in no event later than ten (10) days after the date of such request) and thereafter promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

2.7 Indemnification.

(a) The Company shall indemnify each Holder, each of its officers, directors, partners, accountants, legal counsel and agents, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws or otherwise applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

(b) Each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, accountants, legal counsel and agents, each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, accountants, legal counsel and agents, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, Persons, underwriters or control Persons, as incurred, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds received from the sale of Registrable Securities offered and sold by such Holder pursuant to such registration statement, and shall not apply to amounts paid in settlement of any such damage or liability if such settlement was effected without the consent of 66% of the Holders.

(c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless, and only to the extent that, the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and the other selling Holders are responsible for the remaining portion; provided, however, that in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; (B) no such Holder shall be required to contribute to any amount paid in settlement if such settlement was effected without the consent of 66% of the Holders; and (C) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.8 Termination of Registration Rights. The rights granted pursuant to this Agreement, to the extent not earlier terminated by the terms hereof, shall terminate as to any Holder (i) five (5) years after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public, or (ii) at such time after the Company’s Initial Public Offering as all Registrable Securities held by such Holder can be sold without compliance with the registration requirements of the Securities Act in any one-month period pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder and such Holder owns less than 1% of the then outstanding Registrable Securities.

2.9 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees:

(a) To make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) To file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as an Investor owns any Shares that are Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.11 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted Investors under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an Investor, provided that the Company is given notice of the transfer or assignment and: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) either (i) such assignee or transferee acquires at least the lesser of (A) 100,000 shares of Preferred Stock and/or Common Stock issued upon conversion thereof (appropriately adjusted for recapitalizations) and (B) all of such Shares held by the Investor or (ii) such transferee is a partner, member, shareholder or an Affiliate of the Investor.

Notwithstanding the foregoing, the rights to cause the Company to register Registrable Securities may be assigned to (x) any partner, member, shareholder or Affiliate of an Investor, including any entity controlling, controlled by or under common control of such Investor, (y) a limited partnership the limited partners of which are employees of Affiliates of the ultimate parent company of the general partner of such limited partnership, or (z) additional limited partnerships or other entities held directly or indirectly by employees of Affiliates of the ultimate parent company of such entities, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement without compliance with item (ii) above. “Affiliates” shall include, with respect to an Investor which is a partnership or limited liability company, its partners, members, former partners, former members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company.

2.12 Lockup Agreement. Each Holder agrees, in connection with the initial public offering of the Company’s securities, and one additional follow-on public offering of the Company’s securities occurring within one year of such initial public offering, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any

Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of the initial public offering and ninety (90) days in the case of such follow-on public offering) (the “Lockup Period”) from the effective date of such registration as may be requested by the underwriters, provided that (i) similar lockup agreements are entered into by each of the Company’s officers and directors, each Holder holding not less than 10% of the Company’s outstanding capital stock (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights), and (ii) transfers to donees and to shareholders, members, partners or affiliates of the transferor shall be permitted if the transferee agrees in writing to abide by the same lockup restrictions. In order to enforce the provisions of this Section 2.12, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each Holder until the end of the Lockup Period. This Section 2.12 shall be binding on all transferees or assignees of Registrable Securities, whether or not such Persons are entitled to registration rights pursuant to Section 2.1, Section 2.2 or Section 2.3.

2.13 Merger, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 2.13 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (a) cash, (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within sixty (60) days of completion of the transaction for resale to the public pursuant to the Securities Act.

SECTION 3

PREEMPTIVE RIGHT ON COMPANY ISSUES

3.1 Right of First Refusal. The Company hereby grants to each Investor holding at least 25% of the Registrable Securities owned by such Investor as of the date of this Agreement (excluding all shares (the “Forced Conversion Shares”) of Common Stock issued on automatic conversion of such Preferred Stock pursuant to Section C(2)(c) of Article Four of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), but including any other shares of Common Stock issued upon conversion of such Preferred Stock) the right of first refusal to purchase, at minimum, its Pro Rata Amount (as defined below) of any New Securities (as defined in subsection (a) of this Section 3.1) which the Company may, from time to time, propose to sell and issue. An Investor’s “Pro Rata Amount,” for purposes of this right of first refusal, shall be the ratio of (i) the number of shares (on an as-converted basis) of Registrable Securities held by such Investor before the offering of New Securities (excluding, for this purpose, all Forced Conversion Shares) to (ii) the total number of outstanding shares (on an as-converted basis) of Common Stock before the offering of New Securities, including for this purpose all Forced Conversion Shares, all other Conversion Shares and all other outstanding securities convertible into, exchangeable for or exercisable for Common Stock on an as-converted or exercised basis. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock of the Company whether or not now authorized, the rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include any Exempt Issuances.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and number of shares and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to the Investor’s Pro Rata Amount of such New Securities, for the price and upon the general terms specified in the notice, by giving written notice to the Company. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase all of such Investor’s Pro Rata Amount of New Securities, the Company shall notify the other Investor(s) exercising their rights to purchase their full Pro Rata Amount and such other Investor(s) shall have the right to purchase the non-fully-participating Investor’s unpurchased portion on a pro rata basis (based upon the ratio of the number of shares (on an as-converted basis) of Registrable Securities held by each such Investor to the total number of outstanding shares (on an as-converted basis) of Registrable Securities held by all fully-participating Investors), by agreeing to purchase such amount of New Securities within ten (10) days from the date such notice shall have been deemed given under Section 5.4.

(c) In the event an Investor fails to exercise in full the right of first refusal within such twenty (20) day period, or thirty (30) day period in the event the over-allotment provisions shall be applicable, the Company shall have ninety (90) days thereafter to sell the New Securities for which the Investor’s option was not exercised, at the price and upon the terms specified in the Company’s notice. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

SECTION 4

INFORMATION RIGHTS

4.1 Financial Statements. As soon as practicable after the end of each fiscal year of the Company, the Company shall deliver to each Investor which holds at least 1,000,000 shares of Registrable Securities, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, shareholders’ equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and be accompanied by the opinion of independent public accountants of recognized standing selected by the Board of Directors of the Company.

4.2 Additional Information. The Company shall deliver to each Investor which holds at least 1,000,000 shares of Registrable Securities:

(a) As soon as practicable after the end of each month and quarter, and in any event within 30 days and 45 days thereafter, respectively, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such period, and consolidated statements of income and cash flow for such period and for the current fiscal year to date, including a comparison between the actual period financial statements and the projected figures for such periods.

(b) As soon as practicable following submission to and approval by the Board of Directors of the Company, but in no event later than 30 days prior to the beginning of each fiscal year, an operating budget and plan for the Company respecting the next fiscal year containing a monthly breakdown of income and cash flow.

(c) As soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, a statement of shareholders’ equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for shares of Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

(d) As soon as practicable after receipt, notification of the filing of any material litigation against the Company.

(e) As soon as practicable after filing, copies of all filings made by the Company with the Commission.

4.3 Inspection. The Company shall permit each Investor which holds at least 1,000,000 shares of Registrable Securities, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4 to provide any information which it reasonably considers to be a trade secret or confidential information.

4.4 Observation Rights. The Company shall permit each Investor which holds at least 1,000,000 shares of Registrable Securities, at such Investor’s expense, to attend Board meetings. The Company shall notify and provide meeting materials to each qualifying Investor at the same time such notice and materials are provided to the members of the Board. Board observers pursuant to this Section 4.4 shall have no power to vote at Board meetings.

4.5 Transferability of Information Rights. The rights of an Investor under this Section 4 may not be assigned as part of such Investor’s sale of any of the Registrable Securities except with the consent of the Company, which consent shall not be unreasonably withheld, or as set forth in Section 5.11.

SECTION 5

COVENANTS OF DADE BEHRING

5.1 Certain Definitions. As used in this Section 5:

(a) The term “Voting Stock” means the Common Stock, Preferred Stock and any other securities issued by the Company having the power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).

(b) The term “Total Voting Power” means the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency). For this purpose, Total Voting Power shall be deemed to include shares issuable upon exercise of outstanding options and options not yet issued but authorized under the Company’s 1997 Stock Plan and similar plans.

5.2 Voting Trust, etc. Dade Behring shall not deposit any shares of Voting Stock held by Dade Behring in a voting trust or, except as otherwise provided in this Agreement, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock.

5.3 Solicitation of Proxies. Without the Company’s prior written consent, Dade Behring shall not solicit proxies with respect to any Voting Stock nor shall it become a “participant” in any “election contest” (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company; provided, however, that Dade Behring shall not be deemed to be a “participant” by reason of the membership on the Company’s board of directors of any member elected by Dade Behring and Dade Behring shall not be restricted from voting its Voting Stock on any matter in its discretion nor from advising other stockholders of how Dade Behring intends to vote on any matter.

5.4 Acts in Concert with Others. Dade Behring shall not join a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of Voting Stock; provided, however, that Dade Behring shall not be restricted from voting its Voting Stock on any matter in its discretion or from advising other stockholders of how Dade Behring intends to vote on any matter, or from disposing of its Voting Stock in any transaction approved by the stockholders.

5.5 Acquisition of Additional Voting Stock. Until the date that is ten years after October 5, 2000, Dade Behring shall not acquire beneficial ownership of any additional Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire

Voting Stock (except by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally or to Dade Behring pursuant to its rights under the Investor Rights Agreement, as amended) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then owned by Dade Behring, or that it has a right to acquire, to more than 30% of the Total Voting Power of the Company at such time (or, if Dade Behring already holds or has the right to acquire more than 30% of the Total Voting Power, to increase the number of shares of Voting Stock that it holds or has rights to acquire); provided, however, that:

(a) Dade Behring may acquire Voting Stock (or rights to acquire Voting Stock) without regard to the limitations in this Section 5.5 if it is publicly disclosed or Dade Behring otherwise learns that another person or group has acquired any Voting Stock (or rights to acquire Voting Stock) that results, or has entered into an agreement with the Company that would result, in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 30% of the Total Voting Power of the Company at such time.

(b) Dade Behring may acquire Voting Stock without regard to the limitations in this Section 5.5 if a tender offer is made (as evidenced by the filing with the SEC of a Schedule 14D-1 (or any successor schedule or form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders) by another person or group to purchase or exchange for cash or other consideration any Voting Stock that, if successful, would result in such person or group owning or having the right to acquire shares of Voting Stock with aggregate Voting Power of at least 40% of the Total Voting Power of the Company at such time. This clause (b) shall not be effective until such time as Dade Behring, in the exercise of the reasonable judgment of its Board of Directors, after consultation with its investment bankers and those of the Company (who shall make themselves promptly available), shall reasonably conclude that such tender offeror can finance such tender offer.

(c) Dade Behring will not be obligated to dispose of any shares of Voting Stock if Dade Behring’s aggregate percentage ownership is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates, but Dade Behring shall not acquire any additional Voting Stock unless such acquisition would otherwise be permitted under this Section 5.5.

Dade Behring shall advise management of the Company as to Dade Behring’s plans to acquire additional shares of Voting Stock, or rights thereto, reasonably in advance of any such acquisition. All purchases by Dade Behring of the Company’s securities shall be made in compliance with applicable laws and regulations.

5.6 Restrictions on Transfer of Voting Stock. Dade Behring shall not, directly or indirectly, sell or transfer any Voting Stock except (a) to the Company or any person or group approved by the Company; or (b) to a corporation of which Dade Behring owns not less than 80% of the voting power entitled to be cast in such corporation’s election of directors (a “Controlled Corporation”), so long as such Controlled Corporation agrees to hold such Voting Stock subject to all the provisions of this Agreement, including this Section 5.6, and agrees to transfer such Voting

Stock to Dade Behring or another Controlled Corporation of Dade Behring if such corporation ceases to be a Controlled Corporation of Dade Behring; or (c) pursuant to a bona fide public offering (which shall be structured to distribute such shares or rights through an underwriter or otherwise in such a manner as should not result in beneficial ownership of Voting Stock with aggregate Voting Power of 5% or more of the Total Voting Power of the Company at such time being transferred to a single person or group), registered under the Securities Act, of either Voting Stock or securities exchangeable or exercisable for Voting Stock or pursuant to a rights offering or a dividend or other distribution to stockholders of Dade Behring; or (d) pursuant to Rule 144 under the Securities Act (excluding Rule 144(k)); or (e) in transactions not otherwise described herein so long as such transactions do not, directly or indirectly, result, to the best knowledge of Dade Behring, after reasonable inquiry, in any single person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of 5% or of the Total Voting Power of the Company at such time; or (f) in response to (1) an offer to purchase or exchange for cash or other consideration any Voting Stock (A) that is made by or on behalf of the Company, or (B) that is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the Company’s stockholders of such Board’s position on such offer, or (2) any other offer made by another person or group to purchase or exchange for cash or other consideration any Voting Stock that, if successful, would result in such person or group owning or having the right to acquire Voting Stock with aggregate Voting Power of more than 40% of the Total Voting Power of the Company at such time; or (g) pursuant to a bona fide pledge of such Voting Stock to an institutional lender to secure a loan, guarantee or other financial support, provided that such lender agrees to hold such Voting Stock subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged Voting Stock shall be subject to the limitations of this Section 5.6, or (h) in the event of a merger or consolidation in which the holders of Voting Stock of the Company prior to the merger or consolidation cease to hold at least 51% of the Voting Stock of the surviving entity, or (i) pursuant to a plan of liquidation of the Company.

5.7 Series C Preferred Stock Purchase Agreement. The Company and Dade Behring hereby acknowledge and agree that Sections 7 and 8 of the Series C Preferred Stock Purchase Agreement dated October 5, 2000 (as amended, restated, modified or otherwise supplemented, the “Series C Purchase Agreement”) have been terminated and are no longer of any force or effect. The Company and Dade Behring hereby agree that if at any time after the Closing Date, any further action is necessary or desirable to terminate the provisions of Sections 7 and 8 of the Series C Purchase Agreement, the officers and directors of the Company are fully authorized in the name of the Company or otherwise to take, and will take, all such lawful and necessary action.

SECTION 6

MISCELLANEOUS

6.1 Termination. Unless earlier terminated by an agreement among the Investors holding a majority of the Preferred Stock and the holders of Common Stock, the terms of Sections 3, 4 and 5 shall terminate immediately prior to the closing of the Company’s Initial Public Offering.

6.2 Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware as applied to agreements made and performed in Delaware by residents of the State of Delaware.

6.3 Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company’s prior written consent, waive, modify or amend on behalf of all Holders any provisions hereof.

6.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by overnight courier, transmitted by facsimile or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor’s address set forth on an exhibit hereto, or at such other address as such Investor shall have furnished to the Company in writing, with a copy to:

Orrick, Herrington & Sutcliffe LLP

719 Second Avenue, Suite 900

Seattle, WA 98104

Attn: Alan C. Smith

(b) if to the Company, to:

HemoSense, Inc.

651 River Oaks Pkwy

San Jose, CA 95134

Attn: Corporate Secretary

or at such other address as the Company shall have furnished to the Investors, with a copy to:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt and 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, or if sent by overnight courier, at the earlier of its receipt and 24 hours after the same has been deposited with a reputable carrier, or if transmitted by facsimile, upon confirmation of receipt, addressed and mailed as aforesaid.

6.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

6.7 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specified number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.8 Aggregation of Stock. All shares held or acquired by an Affiliate, as defined in Section 2.11, or affiliated Persons, including members of a limited liability company, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.10 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all the Shares at any time outstanding.

6.11 Transfer of Rights. The right of first refusal set forth in Section 3 and the rights to information under Section 4 may be assigned by any Holder to a transferee or assignee of any Registrable Securities that is an Affiliate (as defined in Section 2.11), partner, member or shareholder of any Holder, including any entity controlling, under common control with or controlled by such Investor who acquires from such Investor any shares of Preferred Stock; provided, however, that (a) the Company must receive written notice prior to the time of such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such information and Registration Rights are being assigned, and (b) the transferee or assignee of such rights must not be a Person who is a competitor or potential competitor of the Company, as determined in good faith by the Board of Directors of the Company. Any Holder may transfer such Holder’s Registration Rights pursuant to the assignment provision in Section 2.11 hereof.

6.12 Expenses of Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all such director’s reasonable travel and lodging expenses incurred pursuant to his or her attendance at Board of Directors and Committee meetings and for other services he or she may render on behalf of the Company in his or her capacity as a director.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

HEMOSENSE, INC.

By:	/s/ JAMES MERSELIS
James Merselis
Chief Executive Officer

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES A-2 INVESTORS:

WS Investment Company, LLC (97B)
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

Member
(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES B-2 INVESTORS:

Michael J. Danaher
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES B-2 INVESTORS:

WS Investment Company, LLC (99A)
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

Member
(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-2 INVESTORS:

Michael J. Danaher
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-2 INVESTORS:

WS Investment Company, LLC
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

Member
(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-2 INVESTORS:

WS Investment Company, LLC (2003A)
(Please print name)

/s/ MICHAEL J. DANAHER
(Signature)

Member
(Title, if applicable)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-3 INVESTORS:	B.F. SAUL COMPANY EMPLOYEES’ PROFIT SHARING RETIREMENT TRUST

/s/ ALEXANDER R.M. BOYLE
(Signature)

(Print Name and Title)

CONNECTICUT AVENUE INVESTMENTS, L.L.C.

/s/ STEPHEN HALPIN
(Signature)

(Print Name and Title)

MICHAEL J. DANAHER

/s/ MICHAEL J. DANAHER
(Signature)

ARVIND JINA

/s/ ARVIND JINA
(Signature)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-3 INVESTORS:	MPM BIOVENTURES II, L.P.

	By:	MPM Asset Management II, L.P., its General Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ KURT C. WHEELER
	Name:	Kurt C. Wheeler
	Title:	Investment Manager

MPM BIOVENTURES II-QP, L.P.

	By:	MPM Asset Management II, L.P., its General Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ KURT C. WHEELER
	Name:	Kurt C. Wheeler
	Title:	Investment Manager

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

	By:	MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
	By:	MPM Asset Management II LLC, its General Partner

	By:	/s/ KURT C. WHEELER
	Name:	Kurt C. Wheeler
	Title:	Investment Manager

MPM ASSET MANAGEMENT INVESTORS 2000 B LLC

	By:	/s/ KURT C. WHEELER
	Name:	Kurt C. Wheeler
	Title:	Investment Manager

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

SERIES C-3 INVESTORS:	VANGUARD V, L.P.

/s/ ROBERT D. ULRICH
(Signature)

(Print Name and Title)

W CAPITAL PARTNERS IRONWORKS, L.P.

	By:	WCP I, LLC

	By:	/s/ ROBERT J. MIGLIORINO

WS INVESTMENT COMPANY, LLC

/s/ MICHAEL J. DANAHER
(Signature)

Member
(Print Name and Title)

[Signature Page to HemoSense, Inc. Amended and Restated Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF SERIES A-2 INVESTORS

MGVF III, Ltd.

777 Post Oak Blvd., Suite 250

Houston, TX 77056

Attention: Marc Geller

Vanguard V, L.P.

c/o Comventures

305 Lytton Avenue

Palo Alto, CA 94301

Attn: Florence De Leon

W Capital Partners Ironworks, L.P.

c/o W Capital Partners

245 Park Ave., 39th Floor

New York, NY 10167

Attn: Robert J. Migliorino MGVF III, Ltd.

WS Investment Company, LLC (97B)

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jim Terranova

EXHIBIT B

SCHEDULE OF SERIES B-2 INVESTORS

Dade Behring, Inc.

1717 Deerfield Road

Deerfield, IL 60015

Attn: Louise Pearson

Michael J. Danaher

650 Page Mill Road

Palo Alto, CA 94304

G.C. Technology Fund, L.P.

777 Post Oak Blvd., Suite 250

Houston, TX 77056

Attention: Marc Geller

Vanguard V, L.P.

c/o Comventures

305 Lytton Avenue

Palo Alto, CA 94301

Attn: Florence De Leon

W Capital Partners Ironworks, L.P.

c/o W Capital Partners

245 Park Ave., 39th Floor

New York, NY 10167

Attn: Robert J. Migliorino

WS Investment Company, LLC (99A)

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jim Terranova

EXHIBIT C

SCHEDULE OF SERIES C-2 INVESTORS

B.F. Saul Company Employees’ Profit Sharing Retirement Trust

c/o BF Saul Company

7501 Wisconsin Avenue, Suite 1500

Bethesda, MD 20814-6522

Attn: Henry Ravenel

Connecticut Avenue Investments, LLC

c/o Chevy Chase Bank

7501 Wisconsin Avenue, Suite 1500

West Tower

Bethesda, MD 20814-6522

Attn: Steve Halpin

Dade Behring, Inc.

1717 Deerfield Road

Deerfield, IL 60015

Attn: Louise Pearson

Michael J. Danaher

650 Page Mill Road

Palo Alto, CA 94304

G.C. Technology Fund, L.P.

777 Post Oak Blvd., Suite 250

Houston, TX 77056

Attention: Marc Geller

Arvind Jina

3353 Colonna Avenue

San Jose, CA 95148

MGVF III, Ltd.

777 Post Oak Blvd., Suite 250

Houston, TX 77056

Attention: Marc Geller

MPM Bioventures GmbH & Co.

Parallel-Beteiligungs KG

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Bioventures II, L.P.

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Bioventures II-QP, L.P.

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Asset Management Investors 2000 B LLC

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

Vanguard V, L.P.

c/o Comventures

305 Lytton Avenue

Palo Alto, CA 94301

Attn: Florence De Leon

W Capital Partners Ironworks, L.P.

c/o W Capital Partners

245 Park Ave., 39th Floor

New York, NY 10167

Attn: Robert J. Migliorino

WS Investment Company, LLC (2003A)

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jim Terranova

WS Investment Company, LLC

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jim Terranova

EXHIBIT D

SCHEDULE OF SERIES C-3 INVESTORS

B.F. Saul Company Employees’ Profit Sharing Retirement Trust

7501 Wisconsin Avenue

Suite 1500 East

Bethesda, Maryland 20814-6522

Connecticut Avenue Investments, L.L.C.

c/o Stephen Halpin

7501 Wisconsin Avenue

Suite 1500 West

Bethesda, Maryland 20814-6522

Michael J. Danaher

650 Page Mill Road

Palo Alto, California 94304

Arvind Jina

3353 Colonna Avenue

San Jose, CA 95148

MPM Bioventures GmbH & Co.

Parallel-Beteiligungs KG

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Bioventures II, L.P.

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Bioventures II-QP, L.P.

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

MPM Asset Management Investors 2000 B LLC

601 Gateway Blvd., Suite 350

So. San Francisco, CA 94080

Attention: Kurt Wheeler

Vanguard V, L.P.

525 University Avenue, Suite 600

Palo Alto, CA 94301

Attention: Dr. Robert Ulrich

W Capital Partners Ironworks, L.P.

c/o W Capital Partners

245 Park Ave., 39th Floor

New York, NY 10167

Attn: Robert J. Migliorino

WS Investment Company, LLC

650 Page Mill Rd.

Palo Alto, CA 94034

Attn: Jim Terranova